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                                                                   Exhibit 23.01


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-31444, 33-32065, 33-33654, 33-37066, 33-42440, 33-44203,
33-46927, 33-51612, 33-54396, 33-55300, 33-64290, 33-70558, 33-80360, 33-88694,
33-60141, 33-64507, 333-07223, 333-18353, 333-18355, 333-39175, 333-71021,
333-71023, 333-31526, 333-31540, 333-31632, 333-47648, 333-52200, 333-56874,
333-64174 and 333-81146, Form S-4 No. 333-46264 and Form S-3 Nos. 33-82012,
33-63513 and 333-77072) of our report dated April 22, 2002, with respect to the consolidated financial statements and schedule of Symantec Corporation included in this Annual Report (Form 10-K) for the year ended March 31, 2002.


San Jose, California
June 11, 2002